EXHIBIT 15

ACKNOWLEDGMENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 3, 2018

The Board of Directors and Shareholders of KeyCorp

We are aware of the incorporation by reference in the following Registration Statements (including all amendments thereto) of KeyCorp:

Form S-3 No. 333-55959
Form S-3 No. 333-59175
Form S-3 No. 333-64601
Form S-3 No. 333-76619
Form S-3 No. 333-151608
Form S-3 No. 333-174865
Form S-3 No. 333-196641
Form S-3 No. 333-218629
Form S-8 No. 333-49609
Form S-8 No. 333-70669
Form S-8 No. 333-70703
Form S-8 No. 333-70775
Form S-8 No. 333-72189
Form S-8 No. 333-92881
Form S-8 No. 333-45320
Form S-8 No. 333-45322
Form S-8 No. 333-99493
Form S-8 No. 333-107074
Form S-8 No. 333-107075
Form S-8 No. 333-107076
Form S-8 No. 333-109273
Form S-8 No. 333-112225
Form S-8 No. 333-116120
Form S-8 No. 333-167093
Form S-8 No. 333-188703
Form S-8 No. 333-208272

of our review report dated May 3, 2018 relating to the unaudited consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarter ended March 31, 2018.

Ernst & Young
Cleveland, Ohio